Exhibit 99.1
SIFCO Industries, Inc. (“SIFCO”) Announces
First Quarter Fiscal 2025 Financial Results
Cleveland — SIFCO Industries, Inc. (NYSE American: SIF) today announced financial results for its first quarter of fiscal 2025, which ended December 31, 2024.
First Quarter Results
•Net sales in the first quarter of fiscal 2025 increased 35.0% to $20.9 million, compared with $15.5 million for the same period in fiscal 2024.
•Net loss from continuing operations for the first quarter of fiscal 2025 was $2.4 million, or $(0.40) per diluted share, compared with net loss of $4.1 million, or $(0.67) per diluted share, in the first quarter of fiscal 2024. Net income from discontinued operations for the first quarter of fiscal 2025 was $0.1 million, or $0.02 per diluted share, compared with net income from discontinued operations of $0.6 million, or $0.10 per diluted share, in the first quarter of fiscal 2024.
•EBITDA was $(0.8) million in the first quarter of fiscal 2025, compared with $(2.5) million in the first quarter of fiscal 2024.
•Adjusted EBITDA in the first quarter of fiscal 2025 was $(0.2) million, compared with Adjusted EBITDA of $(1.9) million in the first quarter of fiscal 2024.
Other Highlights
“Our first quarter was focused on opportunities for margin improvement and increasing throughput at both plants.,” said George Scherff, Chief Executive Officer of SIFCO Industries, Inc. “Our backlog continues to increase and now stands at $121.9 million, showing strong demand for our products.”
Use of Non-GAAP Financial Measures
The Company uses certain non-GAAP measures in this release. EBITDA and Adjusted EBITDA are non-GAAP financial measures and are intended to serve as supplements to results provided in accordance with accounting principles generally accepted in the United States. SIFCO Industries, Inc. believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.
Forward-Looking Language
Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, concerns with or threats of, or the consequences of, pandemics, contagious diseases or health epidemics, competition and other uncertainties the Company, its customers, and the industry in which they operate have experienced and continue to experience, detailed from time to time in the Company’s Securities and Exchange Commission filings. For a discussion of such risk factors and uncertainties, see Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended September 30, 2024 and other reports filed by the Company with the Securities & Exchange Commission.
The Company’s Form 10-K for the year ended September 30, 2024 and other reports filed with the Securities & Exchange Commission can be accessed through the Company’s website: www.sifco.com, or on the Securities and Exchange Commission’s website: www.sec.gov.
SIFCO Industries, Inc. is engaged in the production of forgings and machined components primarily for the aerospace and energy markets. The processes and services include forging, heat-treating, coating, and machining.

Consolidated Condensed Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,
	2024	2023
Net sales	$20,883	$15,474
Cost of goods sold	19,955	16,019
Gross profit (loss)	928	(545)
Selling, general and administrative expenses	2,840	3,103
Operating loss	(1,912)	(3,648)
Interest expense, net	469	342
Foreign currency exchange (gain) loss, net	(2)	4
Other expense, net	38	69
Loss from continuing operations before income tax expense	(2,417)	(4,063)
Income tax expense	5	6
Loss from continuing operations	(2,422)	(4,069)
Income from discontinued operations, net of tax	106	647
Net loss	$(2,316)	$(3,422)

Basic and diluted earnings (loss) per share:
Basic and diluted loss per share from continuing operations	$(0.40)	$(0.67)
Basic and diluted earnings per share from discontinued operations	0.02	0.10
Basic and diluted loss per share	$(0.38)	$(0.57)

Weighted-average number of common shares (basic)	6,016	5,956
Weighted-average number of common shares (diluted)	6,016	5,956

Consolidated Condensed Balance Sheets
(Amounts in thousands, except per share data)
(Unaudited)

	December 31, 2024	September 30, 2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,143	$1,714
Receivables, net of allowance for credit losses of $152 and $117, respectively	16,848	17,272
Contract assets	10,119	10,745
Inventories, net	5,683	6,230
Refundable income taxes	13	13
Prepaid expenses and other current assets	3,129	2,382
Current assets of discontinued operations	—	15,967
Total current assets	38,935	54,323
Property, plant and equipment, net	25,347	26,261
Operating lease right-of-use assets, net	13,132	13,326
Goodwill	3,493	3,493
Other assets	75	357
Noncurrent assets of discontinued operations	—	6,864
Total assets	$80,982	$104,624
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt, net of unamortized debt issuance costs	$3,227	$353
Promissory note — related party	—	3,510
Revolver	12,633	20,142
Short-term operating lease liabilities	892	879
Accounts payable	8,820	11,574
Contract liabilities	2,384	2,879
Accrued liabilities (related party — nil and $880, respectively)	3,058	4,615
Current liabilities of discontinued operations	—	10,058
Total current liabilities	31,014	54,010
Long-term debt, net of current maturities	85	—
Long-term operating lease liabilities, net of short-term	12,844	13,035
Deferred income taxes, net	219	154
Pension liability	2,398	2,465
Other long-term liabilities	746	645
Noncurrent liabilities of discontinued operations	—	3,890
Shareholders’ equity:
Serial preferred shares, no par value, authorized 1,000 shares; zero shares issued and outstanding at December 31, 2024 and September 30, 2024	—	—
Common shares, par value $1 per share, authorized 10,000 shares; issued and outstanding shares 6,147 at December 31, 2024 and 6,158 at September 30, 2024	6,147	6,158
Additional paid-in capital	11,778	11,775
Retained earnings	15,565	17,881
Accumulated other comprehensive income (loss)	186	(5,389)
Total shareholders’ equity	33,676	30,425
Total liabilities and shareholders’ equity	$80,982	$104,624

Non-GAAP Financial Measures
Presented below is certain financial information based on the Company’s EBITDA and Adjusted EBITDA. References to “EBITDA” mean earnings (losses) from continuing operations before interest, taxes, depreciation and amortization, and references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income to EBITDA and Adjusted EBITDA.
Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under generally accepted accounting principles in the United States of America (“GAAP”). The Company presents EBITDA and Adjusted EBITDA because management believes that they are useful indicators for evaluating operating performance, including the Company’s ability to incur and service debt and it uses EBITDA to evaluate prospective acquisitions. Although the Company uses EBITDA and Adjusted EBITDA for the reasons noted above, the use of these non-GAAP financial measures as analytical tools has limitations. Therefore, reviewers of the Company’s financial information should not consider them in isolation, or as a substitute for analysis of the Company’s results of operations as reported in accordance with GAAP. Some of these limitations include:
•Neither EBITDA nor Adjusted EBITDA reflects the interest expense or the cash requirements necessary to service interest payments on indebtedness;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflects any cash requirements for such replacements;
•The omission of the amortization expense associated with the Company’s intangible assets further limits the usefulness of EBITDA and Adjusted EBITDA; and
•Neither EBITDA nor Adjusted EBITDA includes the payment of taxes, which is a necessary element of operations.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its businesses. Management compensates for these limitations by not viewing EBITDA or Adjusted EBITDA in isolation and specifically by using other GAAP measures, such as net income (loss), net sales, and operating income (loss), to measure operating performance. Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net loss or cash flow from operations determined in accordance with GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies.
The following table sets forth a reconciliation of net loss to EBITDA and Adjusted EBITDA:

	Three Months Ended December 31,
Dollars in thousands	2024	2023
Net loss	$(2,316)	$(3,422)
Less: Income from discontinued operations, net of tax	106	647
Loss from continuing operations	(2,422)	(4,069)
Adjustments:
Depreciation and amortization expense	1,181	1,232
Interest expense, net	469	342
Income tax expense	5	6
EBITDA	(767)	(2,489)
Adjustments:
Foreign currency exchange (gain) loss, net (1)	(2)	4
Other expense, net (2)	38	69
Non-recurring severance expense adjustments (3)	(22)	—
Equity compensation (3)	21	86
Transaction-related expense adjustments (4)	(17)	—
LIFO impact (5)	501	293
IT incident costs, net (6)	—	(1)
Strategic alternative expense (7)	—	187
Adjusted EBITDA	$(248)	$(1,851)
(1)Represents the gain or loss from changes in the exchange rates between the functional currency and the foreign currency in which the transaction is denominated.

(2)Represents miscellaneous non-operating income or expense, such as pension costs or grant income.
(3)Represents the equity-based compensation expense recognized by the Company under the 2016 Plan due to granting of awards, awards not vesting and/or forfeitures and executive severance.
(4)Represents credits related to transaction-related legal fees incurred primarily in connection with the unsuccessful acquisition of another company.
(5)Represents the change in the reserve for inventories for which cost is determined using the last-in, first-out (“LIFO”) method.
(6)Represents incremental information technology costs (and credits) as it relates to the cybersecurity incident and loss on insurance recovery.
(7)Represents expense related to evaluation of strategic alternatives.
Reference to the above activities can be found in the consolidated financial statements included in Item 8 of the Company's Annual Report on Form 10-K.

Contacts
SIFCO Industries, Inc.
Jennifer Wilson, 216-881-8600
www.sifco.com